UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 9, 2007

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2007, Golden Eagle International, Inc. (hereafter referred to as “us” or “we”) completed a modification and extension (“Modification and Extension Agreement”) of a loan agreement entered into on March 8, 2007 (“Loan Agreement”) with Golden Eagle Mineral Holding, Inc. (“GEMH”) providing for a loan of one million dollars ($1,000,000) by GEMH to us (“the Loan”). The Loan is being made in connection with: (a) the expansion of our C Zone pilot plant into a full-scale production plant with an eventual capacity of five hundred (500) cubic meters (1,000 tons) per day at our Precambrian mining concessions located in Eastern Bolivia; (b) needed operating capital during the construction and shake-out periods; and (c) any other business purpose at our management’s discretion. The Loan was contingent on GEMH’s satisfactory due diligence and our providing GEMH with a Certification Regarding Final Feasibility regarding the development of the C Zone. GEMH’s due diligence was required to be completed within sixty (60) days following the execution of the Loan Agreement.

The May 9, 2007 Modification and Extension Agreement with GEMH grants an additional 45-day extension on the due diligence period of the Loan Agreement. This extension results from GEMH’s due diligence to date being satisfactory; however, our exploration confirmation program using trenching to join sampling points within our C Zone gold prospect on our Precambrian properties in eastern Bolivia is still an ongoing matter. In addition, we had an obligation to provide GEMH with a Certification Regarding Final Feasibility of our C Zone project; however, that Certification cannot be provided until the current confirmation work is concluded.

As noted above, the Modification and Extension Agreement provides for an additional 45-day extension of the Due Diligence period. Nevertheless, the Modification and Extension Agreement provides that the principal loan amount of $1,000,000 is to be paid by GEMH to us as follows: (a) $86,732, which we have already received; (b) $250,000 to be received by May 23, 2007; (c) $250,000 to be received upon delivery by us to GEMH of the Certification Regarding Final Feasibility at any time within the 45-day extension to the due diligence period referred to above; and, (d) $413,268 to be received within 30 days of the delivery of the Certification Regarding Final Feasibility by us to GEMH.

All other governing terms of the original Loan Agreement will remain in effect, as follow: (a) a repayment term of twelve (12) months; (b) interest accruing and time deadlines running from the date of payment of each individual payment amount within the total of the principal paid to us at the rate of ten percent (10%) per annum, calculated and compounded monthly, until paid; and (c) interest to be due and payable to GEMH at the end of the term of the 12-month term. In the event of default, interest will accrue at the rate of fourteen percent (14%) per annum, calculated and compounded monthly, from the date of default. The Loan Agreement is subject to various representations and warranties by GEMH and us.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.4	Loan Agreement Modification and Extension between Golden Eagle International, Inc. and Golden Eagle Mineral Holding, Inc.

99.	Press Release: Golden Eagle Reports on Progress at its C Zone Gold Project; Lender Extends Due Diligence Period and Commits to Begin Funding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of May, 2007.

Golden Eagle International, Inc.

By:	/s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer